LOAN AND SECURITY AGREEMENT

                            DATED AS OF JULY 13, 2000

                                     BETWEEN

                           OPHTHALMIC IMAGING SYSTEMS

                                       AND

                         MEDIVISION MEDICAL IMAGING LTD.


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                           LOAN AND SECURITY AGREEMENT

         This LOAN AND SECURITY AGREEMENT, dated as of July 13, 2000 (this "Agreement"), is entered into by and between Ophthalmic Imaging Systems, a California corporation ("OIS"), and MediVision Medical Imaging Ltd., an Israeli corporation ("MediVision").

                                   WITNESSETH:

         WHEREAS, MediVision is willing to loan OIS two hundred and sixty thousand dollars ($260,000) (the "Loan"), to allow OIS to purchase certain inventory, including inventory held by Premier Laser Systems, Inc. ("Premier"), which Loan shall be secured by the inventory so purchased and the proceeds thereof, as collateral;

         WHEREAS, MediVision plans to purchase (i) an aggregate of 2,131,758 shares of Common Stock of OIS (including 150 shares of Series B Preferred Stock which automatically converts into 150 shares of Common Stock upon the transfer) ("Common Stock"), from Premier pursuant to a Securities Purchase Agreement, dated as of July 13, 2000 (the "Purchase Agreement"), and (ii) certain debt of OIS owed to Premier (the "Premier Debt");

         WHEREAS, MediVision and OIS are entering into a Working Capital Funding Agreement, dated as of July 13, 2000 (the "Funding Agreement"), pursuant to which MediVision will fund $1,500,000 in working capital loans to OIS, with such loans to be convertible at MediVision's option into shares of common stock of OIS;

         NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

         1. Definitions. All initially capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement, unless the context otherwise indicates. The following terms, when used in this Agreement, have the following meanings, unless the context otherwise indicates:

         "Affiliate" shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

         "Collateral" shall mean all raw materials, work-in process and finished goods inventory, including inventory purchased from Premier, purchased with the proceeds of the Loan, and the Proceeds received by OIS from the sale of such inventory.

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         "Default" shall mean any of the following: (i) a failure by OIS to make any payment when due hereunder; (ii) a breach by OIS of any other covenant or other term or condition of this Agreement, unless such breach is capable of being cured within five (5) days, in which event such breach shall constitute a Default only if it has not been cured by OIS within five (5) days of written notice of such breach provided by MediVision; (iii) a breach by OIS of any representation or warranty made by OIS hereunder, other than immaterial breaches; (iv) the filing by OIS of a petition in bankruptcy or under any similar insolvency law, the making of an assignment for the benefit of creditors, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against OIS and such petition is not dismissed within sixty (60) days after the filing thereof; (v) any judgment, writ or similar process shall be entered into or filed against OIS for more than $25,000 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days;
(vi) OIS shall default under any obligation for the payment of money in excess of $25,000; or (vii) a material portion of the Collateral shall have been impaired, lost or destroyed.

         "Proceeds" shall mean whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including the proceeds of insurance payable by reason of loss of or damage to Collateral or Proceeds.

         "Secured Obligations" shall mean all money, debts, monetary obligations and liabilities which now are or have been or at any time hereafter may be or become due, owing or incurred by OIS to MediVision, which may arise under this Agreement and the Note, whether on account of principal (and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to OIS whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, fees, indemnities, costs, expenses, or otherwise.

         "UCC" shall mean the Uniform Commercial Code of the State of California as in effect on the date hereof and as amended from time to time hereafter.

                                   ARTICLE II

                          TERMS AND CONDITIONS OF LOAN

         2.1      Secured Loan.

                  (a) Structure of Loan; Secured Note. At the Closing (as defined below), MediVision will make the Loan to OIS as described in and subject to the terms and conditions set forth in this Agreement. The Loan will be evidenced by a promissory note in substantially the form attached hereto as Exhibit A (the "Note"). The Loan shall bear interest on the terms set forth in the Note.

                  (b) Loan Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), will take place at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California 94304, on July ___, 2000, or at such other place or time as may be mutually agreed upon by OIS and MediVision. Such date is herein referred to as the "Closing Date". The Loan will be made by wire transfer on the Closing Date to an account designated in writing by OIS.

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                  (c) Conditions to Closing. The obligation of MediVision to make the Loan is subject to the satisfaction (or waiver by MediVision) of the following conditions at the Closing: (i) OIS shall not be in material default under this Agreement or any other agreement relating to indebtedness of OIS for money borrowed (other than obligations owed to Premier), and there shall not exist any event or circumstance which, with notice or lapse of time or both, would constitute such a default; (ii) the representations and warranties of OIS contained in this Agreement and the Note and in the Purchase Agreement shall have been true and correct on the date such representations and warranties were made, and shall continue to be true and correct in all material respects at the time of the Closing; (iii) the lock-box deposit account referred in Section 5.4 shall have been established; (iv) OIS shall have executed and delivered the Funding Agreement and the Purchase Agreement; and (v) MediVision shall have received from OIS the Note and UCC-1 financing statement, mutually agreeable to the parties and executed by OIS, together with a certificate signed by the President or a member of the OIS board of directors, and dated as of the Closing Date, certifying that the conditions to the Loan set forth in this paragraph have been satisfied in full.

                  (d) Loan Repayment. The Loan and all other Secured Obligations shall be due and payable in full upon the earliest to occur of the following (the "Maturity Date"): (i) at the closing or termination of the transactions contemplated by the Funding Agreement; (ii) October 13, 2000; (iii) upon a Default; or (iv) upon the acceptance by OIS of a Superior Proposal, as that term is defined in the Purchase Agreement. Payments made to the lockbox account referred to in Section 5.4 shall (subject to collection) be applied to repayment of the Loan and Secured Obligations only, and not reborrowed; provided, however, that any excess amounts received shall be remitted to OIS.

         2.2      Security Interest.

         (a) Security Interest. This Agreement constitutes a "security agreement" within the meaning of the UCC. In order to secure payment and performance of the Secured Obligations, OIS hereby grants, assigns, transfers, pledges, and sets over to MediVision a first-priority purchase money security interest in and lien on all of OIS' right, title, estate, claim and interest in the Collateral. OIS agrees that at any time and from time to time, at its expense, OIS will promptly execute and deliver all further instruments and documents (including, without limitation, financing statements and continuation statements), and take all further action that MediVision may request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable MediVision to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Within ten (10) business days of MediVision's written request, OIS shall cause MediVision to be named as an additional insured and/or loss payee, as its interest may appear, under all policies of insurance relating to the Collateral.

         (b) Financing Statements. At the request of MediVision at any time and from time to time, OIS will promptly join with MediVision in executing such financing statements, security agreements, continuation statements, assignments, certificates and other documents with respect to the Collateral, pursuant to applicable laws and regulations and otherwise, as MediVision may reasonably request in order to enable MediVision to perfect, protect and from time to time to renew the security interest granted, all in form satisfactory to MediVision, and OIS will pay

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the costs of filing the same in all public offices where MediVision reasonably deems such financing to be necessary or desirable.

         (c) Impairment of Collateral. No impairment of, injury to, or loss or destruction of any of the Collateral shall relieve OIS of any of the Secured Obligations, except as may be specifically provided otherwise herein.

         (d) Return of Collateral. Upon payment in full of the Loan and any other amounts due hereunder, MediVision shall release its security interest in, return to OIS all Collateral hereunder and shall file all termination statements reasonably deemed necessary by OIS with respect thereto at the sole cost and expense of OIS.

         (e) Further Assurances. OIS agrees that at any time and from time to time, at its expense, OIS will promptly execute and deliver all further instruments and documents, and take all further action that MediVision may reasonably request, in order to perfect and protect the security interests granted or purported to be granted hereby and to enable MediVision to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         (f) MediVision Appointed Attorney-in-Fact. Effective upon and during the continuance of a Default, OIS hereby irrevocably appoints MediVision as OIS' attorney-in-fact, with full authority in the place and stead of OIS and in its name or otherwise, from time to time in MediVision's discretion and without notice to OIS, to take any action and to execute any instrument which MediVision may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including without limitation, to receive, endorse and collect all instruments made payable to OIS representing any interest payment, principal payment or other payment in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

         (g) MediVision May Perform. Upon the occurrence and during the continuance of a Default, MediVision may exercise the power of attorney granted to it in Section 2.2(f) (but shall not be obligated and shall have no liability to any person for failure to) itself perform, or cause performance of, this Agreement, and the reasonable expenses of MediVision incurred in connection therewith shall be payable by OIS.

         (h) OIS' Continuing Rights. Notwithstanding the security interest in the Collateral granted to and created in favor of MediVision under this Agreement, OIS shall have the right until one or more Defaults shall have occurred, to sell, lease or otherwise dispose of the Collateral in the ordinary course of OIS' business.

         (i) Remedies Upon Default or Insolvency Event. In addition to all other rights and remedies provided for herein, MediVision shall have all the rights and remedies of a secured party under the UCC and other applicable law. Without limiting the generality of the foregoing, upon the occurrence of a Default, MediVision may (a) require OIS to, and OIS hereby agrees that it will at its sole expense and upon request of MediVision, forthwith assemble all or any part of the Collateral as directed by MediVision and make it available to MediVision at a place to be designated by MediVision; (ii) without notice, take possession of all or part of the Collateral and, for that purpose, MediVision may enter upon any premises on which the

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Collateral is located and remove the Collateral therefrom; and (iii) without notice except as specified below, sell, lease or otherwise dispose of all or any part of the Collateral in one or more parcels at one or more public or private sales, at any of MediVision's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as MediVision may deem commercially reasonable. OIS agrees that, without in any way requiring notice to be given, at least five (5) days' notice to OIS of the proposed action shall constitute fair and reasonable notice thereof. MediVision may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. MediVision may apply the Collateral to payment of the Secured Obligations in such order and manner as MediVision may elect in its sole discretion, consistent with applicable law. OIS shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all of the Secured Obligations in full. OIS waives any rights of marshaling in respect of the Collateral. In the even MediVision seeks to take possession of any or all of the Collateral by judicial process, OIS hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession and waives any demand for possession prior to the commencement of any such suit or action.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF OIS

         OIS hereby represents and warrants to MediVision that, except as set forth in the schedule (the "Disclosure Schedule") attached to the Purchase Agreement (which Disclosure Schedule shall be deemed to constitute part of these representations and warranties), the representations and warranties in the following paragraphs of this Article III are all true and correct:

         3.1 Power and Capacity; Authorization. OIS is a corporation duly organized, validly existing and in good standing under the laws of the State of California. OIS has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of OIS, and no other corporate proceedings by OIS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by OIS, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other party hereto, constitutes a legal, valid and binding agreement of OIS, enforceable against OIS in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

         3.2 No Conflicts. The execution, delivery and performance of this Agreement by OIS will not (a) constitute a breach or violation of any provisions of Articles of Incorporation or Bylaws of OIS, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which any of them or any of their respective assets or properties is

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bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which any of them is a party or by which any of them or any of their respective assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of OIS to perform its respective obligations under this Agreement.

         3.3 Capitalization. The authorized capital stock of OIS, on the date hereof, consists of 20,000,000 shares of common stock, of which 4,305,428 shares are issued and outstanding, 100,000 shares of Series A Preferred Stock, of which none is outstanding, and 2,000 shares of Series B Preferred Stock, of which 150 shares are outstanding. The rights, preferences and privileges of such shares are as set forth in the Articles of Incorporation, as amended, and certain Certificates of Designations thereto. All issued and outstanding shares of the Company's capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the registration and qualification of the issuance of securities. OIS has reserved an aggregate of 1,544,345 shares of its common stock for issuance upon exercise of currently outstanding options granted to employees, consultants and others. Except as set forth on Schedule 3.3, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from OIS of any OIS securities, other than as set forth in the Purchase Agreement between OIS and Premier.

         3.4 Issuance of Stock. The OIS Shares are reserved for issuance , have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof and the terms of the Working Capital Note, the OIS Shares shall be validly issued, fully paid and nonassessable.

         3.5 Commission Documents; Financial Statements. The common stock of OIS is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and OIS has timely filed all Commission Documents. As of their respective dates, the Form 10-K for the year ended August 31, 1999 and the Forms 10-Q for the fiscal quarters ended November 30, 1999, February 29, 2000 and May 31, 2000 (the "Financial Statements") and all other Commission Documents filed by OIS with the Securities and Exchange Commission (the "Commission") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, neither the Form 10-K nor the Forms 10-Q referred to above contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial position of OIS as of the dates thereof and the results of operations and

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cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         3.6 Subsidiaries. OIS has no subsidiaries, either partially or wholly owned.

         3.7 No Undisclosed Liabilities. Except as disclosed in the Financial Statements or on Schedule 3.7 hereto, to its knowledge, OIS has not incurred since February 29, 2000 any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would have a Material Adverse Effect.

         3.8 Indebtedness. Schedule 3.8 hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of OIS, or for which OIS has commitments, other than the Premier Debt. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the balance sheet of OIS (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $5,000 due under leases required to be capitalized in accordance with GAAP. Except as disclosed on Schedule 3.8, OIS is not in default with respect to any Indebtedness other than Premier Debt.

         3.9 Certain Fees. No brokers, finders or financial advisory fees or commissions will be payable by OIS with respect to the transactions contemplated by this Agreement.

         3.10 Disclosure. Neither this Agreement nor the Schedules hereto nor any of the Commission Documents furnished to MediVision by or on behalf of OIS in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under and at the time at which they were made herein or therein, not misleading.

         3.11 Employees. OIS does not have any collective bargaining arrangements or agreements covering any of its employees, except as set forth on
Schedule 3.11 hereto.

         3.12 Title to Assets. Except as set forth on Schedule 3.12, OIS has good and marketable title to all of its real and personal property having a value in excess of $1,000, free and clear of any Liens, except for those indicated on Schedule 3.12 hereto.

         3.13 Actions Pending. Except as set forth on Schedule 3.13, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of OIS, threatened against OIS which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Commission Documents filed by OIS, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of OIS, threatened, against or involving OIS, its properties or assets. Except as disclosed in the Commission Documents filed by OIS, there are no outstanding orders,

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judgments, injunctions, awards or decrees of any court, arbitrator or
Governmental Body against OIS which could result in a Material Adverse Effect.

         3.14 Compliance with Law. Except as set forth on Schedule 3.14 hereto, the business of OIS has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, domestic and foreign, except where the conduct of the business of OIS in violation of any of such laws, rules, regulations and ordinances could not reasonably result in a Material Adverse Effect.

         3.15 Taxes. Except as set forth on Schedule 3.15 hereto, OIS has accurately prepared and filed all federal, state and other tax returns required by law, domestic and foreign, to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of OIS for all current taxes and other charges to which OIS is subject and which are not currently due and payable. Except as disclosed on Schedule 3.15 hereto, none of the federal income tax returns of OIS for the years subsequent to fiscal year 1996 have been audited by the Internal Revenue Service or other domestic or foreign governmental tax agency. Except as disclosed in Commission Filings, OIS has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) pending or threatened against OIS for any period that would have a Material Adverse Effect, nor of any basis for any such assessment, adjustment or contingency.

         3.16 Intellectual Property. Except as set forth on Schedule 3.16, in the conduct of its business as now conducted, OIS owns or possesses all patents, know how, licenses and authorizations from third parties that are necessary for OIS to conduct its business ("Intellectual Property"), free and clear of all liens, charges or encumbrances. OIS has not received a notice of a claim of infringement relating to the Intellectual Property and does not know of any reasonable basis for a claim that such an infringement or violation exists.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MEDIVISION

         MediVision hereby represents and warrants to OIS as follows:

         4.1 Power and Capacity; Authorization. MediVision is a corporation duly organized, validly existing and in good standing under the laws of Israel. MediVision has full corporate power and authority to conduct its business as presently conducted by it and to own, lease or operate its assets and properties as presently owned, leased and operated by it and to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by MediVision's board of directors or other governing body and no other corporate proceedings by MediVision are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MediVision and, assuming this Agreement constitutes a legal, valid and binding obligation of each of the other parties hereto, constitutes a legal, valid and binding agreement of MediVision, enforceable against MediVision in

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accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights, and, with respect to the remedy of specific performance, equitable doctrines applicable thereto).

         4.2 No Conflicts. The execution, delivery and performance of this Agreement by MediVision will not (a) constitute a breach or violation of any provisions of MediVision's articles of incorporation or bylaws or comparable charter documents, (b) result in a violation of any law, rule, ordinance, regulation, order, judgment or decree applicable to or by which MediVision or any of its assets or properties is bound, or (c) conflict with or result in a breach of or default (or any event which, with the giving of notice or lapse of time or both, would constitute a breach or default) under any mortgage, lien, lease, license, permit, agreement, contract or instrument to which MediVision is a party or by which MediVision or any of its assets or properties is bound, which conflict, breach or default would have a material adverse effect on the ability of MediVision to perform its obligations under this Agreement.

         4.3 Investigation and Economic Risk. MediVision acknowledges that it has had an opportunity to discuss the business, affairs, financial condition, results of operations and current prospects of OIS with the officers, directors and employees of OIS and to conduct reasonable diligence efforts. MediVision acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

         4.4 Purchase for Own Account. The Note is being acquired by MediVision for its own account, or that of an Affiliate, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof.

         4.5 Exempt from Registration and Restricted Securities. MediVision understands that the Note will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of OIS on such exemption is predicated in part on MediVision's representations set forth in this Agreement. MediVision understands that the Note being purchased hereunder is a restricted security within the meaning of Rule 144 under the Securities Act and that the sale of the Note has not been registered and the Note must be held indefinitely unless it is subsequently registered or an exemption from such registration is available.

         4.6 Accredited Investor. MediVision is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

         4.7 OIS Financial Resources. MediVision hereby acknowledges and agrees that the Loan may not provide sufficient liquidity for OIS to continue as a going concern and remain operational after August 11, 2000, and that neither OIS nor Premier has made any representations to MediVision to the contrary.

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                                    ARTICLE V

                                    COVENANTS

         OIS covenants to MediVision as follows:

         5.1 Use of Loan Proceeds. OIS shall use the proceeds from the Loan solely for the purchase of inventory and shall not use the proceeds from the Loan to pay off or satisfy any existing debt, including without limitation, debt to any shareholder, or to purchase any of its equity.

         5.2 Priority of Liens, Etc. The security interest granted to MediVision hereby shall have priority over any other liens or restrictions as to the Collateral, and OIS will defend its good title in the Collateral against the claims and demands of all persons claiming any lien in the Collateral that is superior to the security interest granted to MediVision hereby.

         5.3 Place of Business. OIS shall maintain and keep its principal place of business and its chief executive office at Sacramento, California and at no other location without prior written notice to MediVision. OIS shall maintain and keep its records concerning the Collateral at such address and at no other location without prior written notice to MediVision.

         5.4 Lock-Box Account. OIS shall establish a lock-box deposit account at a depositary institution acceptable to MediVision and shall instruct all customers to whom inventory is shipped to make payment for such inventory to such account. The account shall be under the dominion and control of MediVision, subject to the terms and conditions of this Agreement and such other terms as shall be acceptable to MediVision. OIS and MediVision shall execute such further documents as the depositary may deem necessary to establish the lock-box account, subject to MediVision's approval.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California (without giving effect to conflicts of law principles thereof).

         6.2 Remedies Cumulative. Except as may otherwise be provided herein, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         6.3 Brokerage. Each party hereto will indemnify and hold harmless the other parties against and in respect of any claim for brokerage or other commission relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

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         6.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         6.5 Notices. Notices required under this Agreement shall be deemed to have been adequately given if delivered in person or sent to the recipient at its address (or facsimile number, as the case may be) set forth on the signature page hereto or such other address as such party may from time to time designate in writing by certified mail (return receipt requested), facsimile or overnight courier in the manner provided in this Section 6.5.

         6.6      Amendments and Waivers.

                  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed, in the case of an amendment, by both parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         6.7 Survival. All representations and warranties made by the parties contained in this Agreement and the respective covenants, agreements and obligations of the parties under this Agreement shall survive the execution and delivery of this Agreement.

         6.8 Entire Understanding. This Agreement, the Note and the agreements to be executed in connection therewith at the Closing, express the entire understanding of the parties and supersede all prior and contemporaneous agreements and undertakings of the parties with respect to the subject matter hereof and thereof.

         6.9 Legal Fees and Expenses. Legal fees for MediVision incurred in connection with this Agreement, in the amount of $10,000, shall be paid by OIS to MediVision upon Closing, to be paid out of the initial Loan amount. Furthermore, in the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or the Note, the prevailing party shall be paid by the other party a reasonable sum for attorneys' fees and expenses incurred by the prevailing party therein.

         6.10 Counterparts. This Agreement may be executed in counterparts and the signatures delivered by telecopy on the manner provided in Section 6.5, each of which shall be deemed to be an original but which taken together shall constitute one agreement with the same effect as of the signatures were upon the same instrument and delivered in person.

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

         6.11     Assignment; No Third-Party Beneficiaries.

                  (a) Except as otherwise expressly provided herein, this Agreement and the rights hereunder shall not be assignable or transferable, except to an Affiliate, by any party without the prior written consent of all the other parties hereto; provided that, if such assignment or transfer is consented to, such assignee or transferee expressly assumes in writing all of the such party's obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

                  (b) This Agreement is for the sole benefit of the parties hereto and their respective successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

         6.12 Interpretation. This Agreement, including any exhibits, addenda, schedules and amendments, has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

         6.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.14 Waiver of Trial by Jury. EACH PARTY HERETO WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT.

              (THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of tile date first above written.

OPHTHALMIC IMAGING SYSTEMS

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   221 Lathrop Way, Suite I
                           Sacramento, CA  95815
                           Attention:  President
                           Facsimile No.  (916) 646-0207
                           Telephone No.  (916) 646-2020

With a copy to:            Gibson, Dunn & Crutcher, LLP
                           1530 Page Mill Road
                           Palo Alto, CA  94304
                           Attention:  Lawrence Calof, Esq.
                           Facsimile No.  (650) 849-5333
                           Telephone No.  (650) 849-5300


MEDIVISION MEDICAL IMAGING LTD.

By:
    -------------------------------------------------
Name:
      -----------------------------------------------
Title:
       ----------------------------------------------

Address:                   P.O. Box 45
                           Industrial Park
                           Yokneam Elit
                           20692 Israel

With a copy to:            Parker Chapin LLP
                           405 Lexington Avenue
                           New York, NY  10174
                           Attention:  Henry I. Rothman, Esq.
                           Facsimile No. (212) 704-6288
                           Telephone No. (212) 704-6179


                 [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

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